UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 18, 2011

Wind Works Power Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-113296	98-0409895
(Commission File Number)	(IRS Employer Identification No.)

346 Waverley Street

Ottawa, Ontario Canada

K2P 0W5

(Address of Principal Executive Offices)

(613)  226-7883

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

     Certain statements included in this Form 8-k regarding Wind Works Power Corp. ( the “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company.    These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

Section  1- Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On July 18, 2011 we entered into a Bridge Loan Agreement with an Investor (“Investor”) in connection with the financing of Snowy Ridge Wind Park Limited, our 50% owned subsidiary. Wind Works has guaranteed 100% of the obligation under the Bridge Loan Agreement and has pledged its equity interest in Snowy Ridge (through its wholly owned subsidiary, Zero Emission People LLC) as further security for the bridge loan.

The Snowy Ridge financing represents a portion of the $15.335 million funding commitment made by the Investor to fund development and comply with contractual deposit commitments in relation to the development of the project pursuant to the Feed-In-Tariffs awarded to Snowy Ridge by the Ontario Power Authority.  The Investor will continue to fund various development expenses subject to completion of the Investor`s due diligence and execution of a definitive agreement.

For a more detailed description of the funding agreement with Investor, you are urged to review the Bridge Loan in its entirety which is set forth on Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Bridge Loan Agreement

Exhibit 99.1   Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 21, 2011

Wind Works Power Corp.
By:	/s/Ingo Stuckmann
Ingo Stuckmann, CEO